EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Crown Castle International Corp.:

We consent to incorporation by reference in the registration statement (No. 333-67379) on Form S-8, the registration statement (No. 333-94821) on Form S-3, the registration statement (No. 333-41106) on Form S-3, the registration statement (No. 333-101008) on Form S-8, and the registration statement (No. 333-118659) on Form S-8, of Crown Castle International Corp. of our reports dated March 29, 2005, with respect to the consolidated balance sheets of Crown Castle International Corp. as of December 31, 2003 and December 31, 2004, and the related consolidated statements of operations and comprehensive income (loss), cash flows and stockholders’ equity for each of the years in the three-year period ended December 31, 2004, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Crown Castle International Corp.

Our report on the consolidated financial statements referred to above contains explanatory paragraphs describing Crown Castle International Corp.’s restatement of its 2002 and 2003 consolidated financial statements and certain changes in accounting principles adopted in 2003 including Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations”, Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure” and Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”

Our report dated March 29, 2005, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, expresses our opinion that Crown Castle International Corp. did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that there was a material weakness in Crown Castle International Corp.’s internal control over financial reporting regarding the selection, monitoring, and review of assumptions and factors affecting lease and depreciation accounting practices.

KPMG LLP

Houston, Texas

March 29, 2005